EXHIBIT 21.1
                                    CARRIAGE SERVICES, INC.
                               SUBSIDIARIES AS OF MARCH 12. 1998

                                                           JURISDICTION OF
        NAME                                                INCORPORATION
-------------------------------                             -------------
Carriage Funeral Holdings, Inc.                              Delaware
CFS Funeral Services, Inc.                                   Delaware
Carriage Holding Company, Inc.                               Delaware
Carriage Funeral Services of Michigan, Inc.                  Michigan
Carriage Funeral Services of Ohio, Inc.                      Ohio
CFS Funeral Services of Ohio, Inc.                           Ohio
The Lusk Funeral Home, Incorporated                          Kentucky
James E. Drake Funeral Home, Inc.                            Kentucky
Hennessy-Bagnoli Funeral Home, Inc.                          Ohio
Carriage Funeral Services of Idaho, Inc.                     Idaho
Dwayne R. Spence Funeral Home, Inc.                          Ohio
Carriage Funeral Services of Kentucky, Inc.                  Kentucky
Carriage Funeral Services of South Carolina, Inc.            South Carolina
Carriage Funeral Services of Connecticut, Inc.               Connecticut
Carriage Funeral Services of Indiana, Inc.                   Indiana
Carriage Funeral Services of Texas, Inc.                     Texas
Carriage Funeral Services of California, Inc.                California
Wilson & Kratzer Mortuaries                                  California
Rolling Hills Memorial Park                                  California
Cheda & Matteucci, Inc.                                      California
Ouimet Concord Funeral Chapel, Inc.                          California
Frank J. Calcaterra Funeral Home, Inc.                       Michigan
Dakan Funeral Chapel, Inc.                                   Idaho
Hillcrest Memorial Gardens, Inc.                             Idaho
Richmond County Memorial Park, Inc.                          North Carolina
Bryan Funeral Home, Inc.                                     Ohio
Cox Funeral Home, Incorporated                               Tennessee
Stevens Funeral Homes, Inc.                                  Ohio
Grandview Memorial Gardens, Inc.                             Indiana
Carriage Funeral Services of Kansas, Inc.                    Kansas
CFS Funeral Services of Kansas Inc.                          Kansas
CFS Services of Kentucky, Inc.                               Kentucky
Carriage Services of Illinois, Inc.                          Illinois
Carriage Services of New York, Inc.                          New York
Pioneer Funeral Plans, Inc.                                  Texas
Redgate Funeral Service Corporation                          Connecticut
Carriage Services of Connecticut, Inc.                       Connecticut
Geisendorf-Rush Smith Funeral Home, Ltd.                     Kansas
Hamilton County Burial Services, Inc.                        Tennessee
Carriage Services of Florida, Inc.                           Florida
Schlup-Pucak Funeral Home, Inc.                              Ohio
Fox-Engartner Funeral Home, Inc.                             Ohio
Johnson Mortuary & Crematory, Inc.                           Montana
Feeney Funeral Home, Inc.                                    New Jersey
CSI Funeral Services of Massachusetts, Inc.                  Massachusetts